Exhibit 10.1

A G R E E M E N T

THIS AGREEMENT dated this 19th day of June, 2013.

B E T W E E N:

2367416 ONTARIO INC.

Hereinafter referred to as “236”

And

TURBINE TRUCK ENGINES INC.,

Hereinafter referred to as “TTE”

WHEREAS TTE and Enzo Cirillo in trust for a company to be incorporated, entered into a Letter of Intent dated March 16th, 2013;

AND WHEREAS 236 is the corporation that will be taking over the responsibilities and obligations of Enzo Cirillo in respect of the Letter of Intent and this Definitive Agreement being entered into in furtherance of the Letter of Intent.

AND WHEREAS the parties hereto agree and acknowledge that upon the execution of this Agreement Enzo Cirillo is released from any and all liability and/or obligations that may have arisen as a result of his execution of the Letter of Intent.

AND WHEREAS in accordance with the terms and conditions contained in this Definitive Agreement, 236 will advance by way of loan to TTE an initial sum in the minimum amount of FOUR HUNDRED FIFTY THOUSAND ($450,000.00) DOLLARS, with a maximum advance of TEN MILLION ($10,000,000.00) DOLLARS.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE I – INTERPRETATION:

1.1	Definition

In this Agreement unless the context otherwise requires, the following words and phrases will have the meaning set out below, respectively:

(a)           “Advance”- means the advance of the loan;

(b)           “Business day”-  means a day other than a Saturday, Sunday or public holiday;

(c)           “Loan”  - has the meaning ascribed hereto in Section 2.1 below;

(d)           “Loan documents”   - means this loan agreement, any security agreements and/or other documents to be executed and/or delivered to 236 by TTE or its counsel;

(e)           “Security agreement” - has the meaning ascribed thereto in this Agreement.

1.2         HEADINGS:

The division of this loan agreement into articles and sections and the insertion of headings is for convenience and reference only, and shall not affect the construction or interpretation of this Loan Agreement.

1.3	NUMBER AND GENDER

In this Loan Agreement words importing the single number only shall include the plural and vice versa, words importing a specific gender shall include the other gender, and references to persons shall include individuals, partnerships, trusts, associations and incorporated organizations and corporations.

1.4	CURRENCY:

All dollar amounts referred to in the Loan Agreement are in Canadian Funds.

ARTICLE II – LOAN

2.1            236 has agreed to advance an initial minimum amount of FOUR HUNDRED FIFTY THOUSAND ($450,000.00) DOLLARS (the “Initial Loan”) with a maximum advance of TEN MILLION ($10,000,000.00) DOLLARS upon TTE satisfying the terms and conditions as set out herein.

2.2            REPAYMENT OF LOAN:

The Principal amount of any monies advanced forming the loan together with accrued interest shall be repayable on or before a period, to be negotiated, that is a minimum of three years from the date of advance and a maximum of five years from the date of the advance.

2.3            INTEREST:

The Initial Loan shall bear interest at the rate of 20% per annum payable monthly, commencing on the last day of the month after the date of the first advance of the loan.

2.4            SECURITY:

Payment of the Initial Loan will be secured by a GSA in the form of the Security Agreement, to be negotiated (the Security Agreement) and by restricted Shares, which will be subject to a Lock Up/Leak Out Agreement, to be negotiated. TTE will also get its larger shareholders to agree to a Leak Out Agreement. The Shares shall be issued at the time of closing and funding of the Initial Loan of not less than FOUR HUNDRED FIFTY THOUSAND ($450,000.00) DOLLARS, and shall be delivered to 236 upon receipt by TTE of the Lock Up/Leak Out Agreement. The Shares to be issued to 236, shall be equal to the issued and outstanding common shares of TTE at the time.   The share issuance will be in complete conformity with all corporate by-laws and resolutions of TTE, and in complete conformity with all applicable securities legislation of Canada and the U.S.A.  After the Initial Loan, the parties agree that any further advances will be secured using conventional financing, keeping the companies’ best interests in mind.

2.5            Upon execution of this Agreement 236 shall have appointed to the Board of Directors of TTE two nominees, one being Robert Oliva, and the other to be selected by 236.  Both of these appointments are hereby consented to by TTE, subject only to the parties being qualified to serve on the Board of a US public company.  TTE will take all corporate steps necessary to have these appointments made and confirmed.

2.6. In the event that the Initial Loan is not made and funded, on or before July 26, 2013, this Agreement shall be void and the Board members appointed by 236 shall resign as of that date, without further action being necessary.

ARTICLE III: ADVANCE:

3.1            Prior to any advance being made in accordance with the terms hereunder, 236 is to be provided with the following information so as to satisfy itself of the manner in which the funds will be utilized by TTE, that being:

a)            TTE will provide to 236 detailed specifications on the hydrogen generators and a copy of all associated documentation including all warranty obligations and service contracts, in relation to the purchase of the hydrogen generators from the Chinese manufacturer with whom it presently does business;

b)            TTE will provide documentary proof that the hydrogen generators will cost less to operate than traditional diesel generators;

c)            TTE will provide copies of agreements it has entered into with end users of the hydrogen generators;

d)            the parties acknowledge that a portion of the Initial Loan (with all disbursements being approved by the Board) will be used to purchase the hydrogen generators from the manufacturer and then have those provided to TTE for an annual fee;

e)            all monies for the purchase of the hydrogen generators will be advanced by 236 at an interest rate to be paid by TTE of 20% per annum payable on the last day of the month after the initial advance.

f)            236 shall sign a Non-Disclosure Agreement with TTE, and represents that any party approached for the provision of funds to TTE, will sign a NDA, prior to any information being provided to them.

ARTICLE IV – REPRESENTION AND WARRANTY:

TTE hereby represents and warrants to 236 as follows, and acknowledges and confirms that 236 is relying on such representations and warranties in connection with the loan.

CORPORATE STATUS:

4.1            TTE was incorporated under the laws of the State of Nevada and has not been dissolved.

CORPORATE POWER:

4.2            TTE has all requisite corporate power and capacity to loan or lease its property, to carry on its business, to enter into this Loan Agreement and to complete the transaction provided for herein.

CORPORATE AUTHORIZATION:

4.3            The execution and delivery of each of the loan documents by TTE and the completion of the transaction provided for herein have been duly authorized by all necessary corporate action and proceedings of TTE.

NO CONTRAVENTION:

4.4            The execution and delivery of the loan documents and the performance by TTE of its obligations thereunder will not result in the violation of any indenture or other agreement, written or oral, to which TTE is a party or by which it is bound.

ENFORCEABILITY:

4.5            This Loan Agreement and the other loan documents, have been duly executed and delivered by TTE and constitute legal, valid and binding obligations of TTE enforceable against TTE in accordance with their respective terms, subject only to any limitation under applicable laws relating to bankruptcy, insolvency, arrangement or creditors rights generally, and the discretion that a Court may exercise in the granting of equitable remedies.

TYPE OF ASSETS:

4.6            The property and assets and shares of TTE to be issued in furtherance of this Agreement are beneficially owned by it, with good marketable title thereto, free and clear of any mortgages, charges, pledges, assignments, liens, security interests or encumbrances whatsoever.

ARTICLE IV - COVENANTS:

So long as the loan or any part thereof remains outstanding, the borrower covenants and agrees with 236 as follows.

EXISTENCE:

5.1            TTE will preserve and maintain its existence and its power and capacity to own or lease its property and assets and carry on its business.

CONDUCT OF BUSINESS:

5.2            TTE shall do or cause to be done, all things necessary or desirable to maintain its existence, to maintain its power and capacity to own its properties and assets, and to carry on business in a commercially reasonable manner in accordance with normal industry standards.

PUNCTUAL PAYMENT:

5.3            TTE shall pay or cause to be paid, all obligations falling due hereunder on the dates and in the manner specified herein.

COMPLIANCE WITH APPLICABLE LAWS AND CONTRACTS:

5.4            TTE shall comply in all material respects with the requirements of all applicable law and all obligations which, if contravened, could rise to a lien or any of TTE’s assets and all contracts to which it is bound, non-compliance with which would, singly or in the aggregate, have a material adverse effect upon its business or upon the ability of TTE to perform its obligations under any loan documents to which it is a party.

ARTICLE VI - CONDITIONS PRECEDENT:

CONDITIONS OF ADVANCE:

6.1           The obligations of 236 to make available the advance to TTE are subject to compliance, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of 236 and may be waived in writing by 236 in its sole discretion.

a)            The representations and warranties set out in article 4 shall be true and correct on the date of the advances made on and as such date.

b)            TTE shall deliver the loan documents to 236.

c)            236 shall have received an opinion of TTE’s counsel that the loan documents have been duly executed and delivered and are enforceable against TTE in accordance with their terms.

d)            TTE shall have satisfied its obligations under Article 3 hereof.

ARTICLE VII - EVENTS OF DEFAULT:

7.1           The occurrence of any of the following events will constitute an event of default:

a)            default by TTE in payment of money to 236 unless such default is remedied within five (5) business days of the receipt of notice;

b)            default by TTE in performance or observance of any covenant, condition or obligation contained in any loan documents to which it is a party does not require the payment of money to 236, unless such default is remedied within fifteen (15) business days after notice thereof by 236 to TTE.

c)            default by TTE in the performance or observance of any covenant, condition or obligation contained in any agreement between TTE and any person where such default gives rise to a right to enforce security against TTE, and such securities being enforced.

d)            TTE takes any action or commences any proceedings or any action or proceedings taken or commenced by any other person or persons against TTE in respect of the liquidation or dissolution of TTE, and same is not contested in good faith by TTE.

e)            TTE commits or threatens to commit any act of bankruptcy pursuant to or set out under the provisions of any bankruptcy or insolvency legislation in Canada or in the U.S.A.

f)            the filing of a petition for a Receiving Order against TTE pursuant to the provisions of any bankruptcy or insolvency legislation in Canada or in the U.S.A., and the same is not contested in good faith by TTE.

g)            any execution, sequestration or other process of any Court or other Tribunal becoming enforceable against TTE or a distress or analogous action or proceeding being taken, commenced or issued against TTE.

h)            a Receiver and Manager, agent, liquidator or other similar administrator being appointed in respect of the assets of TTE or any part thereof or the taking by a secured party, lien claimant, other encumbrance, judgment creditor or a person asserting similar rights of possession of the assets of TTE, or any part thereof, and the same is not contested in good faith by TTE.

REMEDIES UPON DEFAULT:

7.2           Upon the occurrence of any event of default, 236 may:

a)            declare the entire principal amount and interest to be immediately due and payable;

b)            realize upon all or part of the security;

c)            take such actions and commence such proceedings as may be permitted at law or in equity (whether or not provided for herein or in the Security Agreement) at such times and in such manner as 236 in its sole discretion may consider expedient.

ARTICLE VIII - GENERAL PROVISIONS:

RELIANCE IN NON-MERGER

8.1            All covenants, agreements, representations and warranties of TTE made herein or in another loan document are material, shall be deemed to have been relied upon by 236, notwithstanding any investigation hereto for or hereafter made by it, 236 or any employee or other representative of 236, and shall survive the execution and delivery of this Agreement and any other loan document, until TTE shall have satisfied and performed all of its obligations.

NOTICES:

8.2            Any notice or other communication to be given hereunder to any of the parties hereto shall be in writing and may be given by delivery, or sent by facsimile or other similar means of electronic communication, or if postal services and deliveries are then operating, mail by registered mail, to such party at its address as set out below, or at such other address as such party may have designated by notice so given to the other parties hereto.

TO 236 at:  Enzo Cirillo

                                 84 Carron Ave.

                                 Maple Onterio CA.  L6A1Y6

TO TTE at:            Michael Rouse

46660 Deep Woods Road

Paisley, FL 32767

8.3            ANY NOTICE or other communication shall be deemed to have been given, if delivered, on the date of delivery, or if sent by facsimile or other similar means of electronic communication, on the business day next following the date of sending, or if mailed by registered mail as aforesaid, on the third business day following the date of the mailing, if postal service and deliveries are then operating.

PROPER LAW:

8.4            This Loan Agreement shall be construed in accordance with and governed in all respects by the laws of the Province of Ontario.

SUCCESSORS AND ASSIGNS:

8.5.            This Loan Agreement shall ensure to the benefit and be binding upon the parties hereto and their respective successors and assigns.

FURTHER ASSURANCES:

8.6            Whether before or after the happening of an event of default, TTE shall, at its own expense, do, make, execute or deliver, or cause to be done, made, executed or delivered by other persons, all further acts, documents and things in connection with the loan, and the loan documents as TTE may reasonably require from time to time for the purpose of giving effect to the loan documents, including, without limitation, for the purposes of facilitating the enforcement of the security, all immediately upon the request of 236.

COUNTERPARTS:

8.7            This Agreement may be executed in counterparts, each of which when so executed and delivered, shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Loan Agreement as of the first day written above.

2367416 ONTARIO INC.

Per:	/s/ Michael H. Rouse

I have authority to bind the corporation

TURBINE TRUCK ENGINES INC.

Per:	/s/ Enzo Cirillo

I have authority to bind the corporation